As filed with the Securities and Exchange Commission on March 3, 1999
                                                              Reg. No. 333-72631
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         -------------------------------

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-3
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                        --------------------------------

                             CRITICARE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                           Delaware                                                            39-150563
       --------------------------------------------------------------               ------------------------------------
       (State or Other Jurisdiction of Incorporation or Organization)               (I.R.S. Employer Identification No.)

     20925 Crossroads Circle, Waukesha, WI 53186                                                 (414) 798-8282
    -------------------------------------------------------------------------     ---------------------------------------
    (Address, including Zip Code of Registrant's Principal Executive Offices)     (Telephone Number, Including Area Code)

                                  Emil H. Soika
                      President and Chief Executive Officer
                             Criticare Systems, Inc.
                             20925 Crossroads Circle
                               Waukesha, WI 53186
                                 (414) 798-8282
        (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                        Copies of all communications to:
            REINHART, BOERNER, VAN DEUREN, NORRIS & RIESELBACH, S.C.
                       1000 North Water Street, Suite 2100
                               Milwaukee, WI 53202
                          Attn: Robert E. Bellin, Esq.
                            Telephone: (414) 298-1000
                            Facsimile: (414) 298-8097

                        --------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.           [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                     [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                                            [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.                                        [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.








================================================================================

                        PROSPECTUS DATED MARCH 3, 1999

                                 350,000 SHARES

                             CRITICARE SYSTEMS, INC.

                                  COMMON STOCK

         TeleMed Technologies International, Inc. is offering for sale up to 350,000 shares of Criticare common stock. Because the shares offered under this Prospectus will be sold by TeleMed, Criticare will not receive any proceeds from the sale of these shares.

         TeleMed has not advised Criticare of any specific plans it has for the distribution of the shares covered by this Prospectus. Criticare anticipates that TeleMed will sell the shares from time to time primarily in transactions (which may include block transactions) on the Nasdaq National Market at the market price then prevailing. However, TeleMed may also make sales in negotiated transactions or otherwise. TeleMed and the brokers and dealers which may sell the shares on TeleMed's behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and their commissions or discounts and other compensation may be regarded as underwriters' compensation.

         Shares of Criticare common stock are traded on the Nasdaq National Market.

                 Trading Symbol on Nasdaq National Market: CXIM
              Last Sale Price on March 1, 1999: $1.63 per share

              -----------------------------------------------------

          CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is March 3, 1999.

                                     SUMMARY

         This summary highlights selected information from this document and from the documents that we incorporate by reference. For a more complete description of the offering and Criticare, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" (page 6).

CRITICARE SYSTEMS, INC.
20925 Crossroads Circle
Waukesha, Wisconsin  53186
(414) 798-8282

         We design, manufacture and market vital signs and gas monitoring instruments and related noninvasive sensors used to monitor patients in many healthcare settings. Since a patient's oxygen, anesthetic gas and carbon dioxide levels can change dramatically within minutes, causing severe side effects or death, continuous monitoring of these parameters is increasing. Our monitoring equipment improves patient safety by delivering accurate, comprehensive and instantaneous patient information to physicians and other health service clinicians. Our products also allow hospitals to contain costs primarily by substituting cost-effective reusable pulse oximetry sensors for disposable sensors, controlling the use of costly anesthetics and increasing personnel productivity.

         To meet the needs of end-users in a wide variety of patient settings, we have developed a broad line of patient monitors which combine one or more of our patented or other proprietary technologies, for monitoring oxygen saturation, carbon dioxide and anesthetic agents, with standard monitoring technologies that provide electrocardiogram, invasive and noninvasive blood pressures, temperature, heart rate and respiration rate. In addition, our VitalView telemetry system allows one nurse to monitor up to eight patients simultaneously from a convenient central location. This allows hospitals to move out of the intensive care unit those patients that require continuous monitoring, but do not need all of an intensive care unit's extensive and costly personnel and equipment resources.

FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INACCURATE

         We have made forward-looking statements in this document and in the documents that we incorporate by reference that are subject to risks and uncertainties. Without limitation, these forward-looking statements include statements regarding new products we may introduce in the future, statements about our business strategy and plans, statements about the adequacy of our working capital and other financial resources, and in general statements that are not of an historical nature. When we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that forward-looking statements rely on a number of assumptions concerning future events, and are subject to a number of uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the statements. These factors include those discussed under the caption "Risk Factors" in this Prospectus. Please note that we disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

         Before purchasing our stock, you should carefully consider the following risk factors and the other information contained in this Prospectus.

COMPETITION

         The markets for our products are highly competitive. Many of our competitors have greater engineering, research and development, manufacturing, financial and marketing resources, as well as a more established market presence and reputation. We have historically experienced substantial price competition for our products and such price competition is likely to continue.

OPERATING LOSSES IN RECENT PERIODS

         We have incurred net losses of $1,366,394, $499,276 and $2,179,489 for the six months ended December 31, 1998 and our fiscal years ended June 30, 1998 and 1997, respectively. No assurance can be given that we will achieve or sustain profitability. Any inability to achieve operating profitability or positive cash flow could have a material adverse effect on us.

DEPENDENCE ON PATENTS ANd PROPRIETARY TECHNOLOGY

         We rely on our patented and other proprietary technology including our sensor technology, infrared specific anesthetic gas monitoring technology, UltraSync signal processing software and disposable respiratory secretion filter system. We can not assure that the actions taken by us to protect our proprietary rights will be adequate to prevent imitation of our products, processes or technology, that our proprietary information will not become known to competitors, that others will not independently develop substantially equivalent or better products that do not infringe on our intellectual property rights or that other will not challenge or assert rights in, and ownership of, our patents and other proprietary rights. Although none of our United States patents expire before 2004, to the extent competitors develop equivalent or superior non-infringing technology in these areas, or to the extent that we are unable to enforce our patents, our ability to market and sell our products could be materially adversely affected.

RISKS ASSOCIATED WITH INTERNATIONAL SALES

         Since fiscal 1990, our international sales have grown faster than our sales to any other market, and accounted for 46% of our total net sales for the 1998 fiscal year. We expect that international sales will continue to constitute a significant portion of our business. Although we sell our products in United States dollars and are not subject to significant currency risks, an increase in the value of the United States dollar relative to foreign currencies in our international markets could make our products less price competitive in such markets. Also, our international sales are subject to the risks inherent in doing business abroad, including delays in shipments, increases in import duties and tariffs and changes in foreign regulations and political climate.

GOVERNMENT REGULATION

         Our products are subject to regulation by the United States Food and Drug Administration and comparable foreign governmental authorities. These regulations can be burdensome and may substantially delay or prevent the introduction of new products, materially increase the costs of any such product introductions, interfere with or require cessation of product manufacturing and marketing or result in product recalls. Additionally, adoption of new regulations or modifications to applicable regulations could adversely affect us.

COST CONTAINMENT PROGRAMS

         The cost of a significant portion of medical care in the United States is funded by government or other insurance programs. Additional limits imposed by such programs on health care cost reimbursements may further impair the ability of hospitals and other health care providers to purchase equipment such as our products and could adversely affect our domestic sales.

POSSIBLE PRODUCT LIABILITY EXPOSURE

         As a manufacturer of medical diagnostic equipment, we could face product liability claims. We have had no product liability claims to date and maintain product liability insurance. However, there can be no assurance that such coverage will be adequate to cover any product liability claims which arise in the future or that it will continue to be available at reasonable prices.

SINGLE SOURCES OF SUPPLY

         Certain of our products incorporate components currently purchased from single sources. While we believe these components are available from alternate sources on reasonable terms, an interruption in the delivery of these components could have a material adverse effect on us.

RISKS ASSOCIATED WITH THE YEAR 2000 ISSUE

         Like many companies, we may be adversely affected by the Year 2000 computer problem. The Year 2000 issue relates to computer hardware and software and other systems designed to use two digits rather than four digits to define the applicable year. As a result, the Year 2000 would be translated as two zeroes. Because the Year 1900 could also be translated as two zeroes, systems which use two digits could read the date incorrectly for a number of date-sensitive applications resulting in potential calculation errors or the shutdown of major systems. We are in the process of updating our internal computer software, other information technology and other operating systems for purposes of Year 2000 compliance. We are also addressing the Year 2000 compliance of our new and existing products. We currently expect to complete our Year 2000 compliance plan during fiscal 1999 and do not expect that our costs to become Year 2000 compliant will be material to our financial condition or results of operations. However, we can not assure you that we will not experience any unanticipated problems in our internal systems with respect to the Year 2000 which may have a material adverse effect on us.

         Our operations may also be adversely affected to the extent that our suppliers and other third parties are not Year 2000 compliant. We are in the process of evaluating surveys circulated to key third parties to assess the Year 2000 compliance status of the operating systems of such third parties and the potential impact on us of non-compliance. However, a number of risks relating to the Year 2000 issue may be out of our control, including our reliance on outside links for essential services such as communications and power. We can not assure you that a failure of systems of third parties on which our systems and operations rely to be Year 2000 compliant will not have a material adverse effect on us.

POSSIBLE VOLATILITY OF STOCK PRICE; FLUCTUATIONS IN QUARTERLY RESULTS

         Market prices of securities of medical technology companies, including our common stock, have experienced significant volatility from time to time. There may be volatility in the market price of the common stock due to factors that may or may not relate to our performance. Various factors and events, such as announcements by us or our competitors concerning new product developments, governmental approvals, regulations or actions, developments or disputes relating to patent or proprietary rights and public concern over product liability may have a significant impact on the market price of our common stock. In addition, our quarterly results have historically fluctuated.

                               RECENT DEVELOPMENTS

         Effective November 12, 1998, Gerhard J. Von der Ruhr resigned as Chairman of the Board, President and Treasurer of Criticare and Dr. N.C. Joseph Lai resigned as Vice Chairman of the Board, Senior Vice President and Secretary of Criticare. On that date, Emil H. Soika was appointed as President and Chief Executive Officer of Criticare and Karsten Houm, a member of Criticare's Board of Directors, was appointed as Chairman of the Board. Mr. Soika is an experienced general manager and operations executive, serving most recently as Vice President and General Manager at Spacelabs Medical, a medical monitoring and clinical information systems company, from 1995 to 1998. Prior to joining Spacelabs Medical, Mr. Soika served in various positions at Baxter International, Abbott Laboratories, Imed Corporation and Block Medical. Mr. Von der Ruhr and Dr. Lai continue to serve as members of Criticare's Board of Directors.

                                 USE OF PROCEEDS

         Criticare will not receive any proceeds from the sale of the shares by TeleMed.

                               SELLING STOCKHOLDER

         All of the shares of Criticare common stock offered for sale pursuant to this Prospectus are being offered by TeleMed. Additional information with respect to TeleMed follows.


                                Shares of Common Stock           Shares Offered                Shares to be Owned
                                Owned Prior to Offering          for Sale Hereby               After the Offering*
                                -----------------------          ---------------               -------------------

                                                                                              Number         Percent
                                                                                              ------         -------
TeleMed Technologies
International, Inc.                     350,000                       350,000                  -               -


*Assumes sale of all shares offered hereby.

                              PLAN OF DISTRIBUTION

         TeleMed and any of its pledgees, donees, transferees and successors-in-interest (collectively, the "Selling Stockholder") may, without limitation and from time to time, sell all of a portion of the shares of common stock being registered hereunder (the "Shares") on any stock exchange, market or trading facility on which the Shares are traded, at market prices prevailing at the time of sale, fixed prices or at negotiated prices. The Shares may, without limitation, be sold by the Selling Stockholder by one or more of the following methods:

      - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      - block trades in which the broker-dealer engaged by the Selling Stockholder will attempt to sell the Shares as agent for the Selling Stockholder but may position and resell a portion of the block as principal to facilitate the transaction;

      - purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

      -  privately negotiated transactions;

      - in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended, rather than pursuant to this prospectus;

      -  a combination of any such methods of sale; or

      -  any other method permitted pursuant to applicable law.

         From time to time the Selling Stockholder may pledge its Shares pursuant to the margin provisions of the Selling Stockholder's customer agreements with its brokers. Upon a default by such a Selling Stockholder, the broker may, from time to time, offer and sell the pledged Shares.

         In effecting sales, brokers-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in such sales. Brokers-dealers may receive commissions or discounts from the Selling Stockholder (or, if any such broker-dealer acts as agent for the purchase of such Shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholder to sell a specified number of Shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the Selling Shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholder.

         The Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in sales of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         Criticare is required to pay all fees and expenses incident to the registration of the Shares, other than the fees and disbursements of counsel to the Selling Stockholder and underwriting discounts or commissions, if any. Additionally, Criticare has agreed to indemnify the Selling Stockholder from certain liabilities in connection with the offering, including liabilities under the federal securities laws.

                                     EXPERTS

         The consolidated financial statements and the related consolidated financial statement schedule incorporated in this Prospectus by reference from Criticare's Annual Report on Form 10-K for the year ended June 30, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality of the Shares offered hereby will be passed upon for Criticare by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.

                       WHERE YOU CAN FIND MORE INFORMATION

         Criticare files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any reports, proxy statements or other information we file at the Commission's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or at its public reference rooms in New York, New York, or Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. You can also obtain copies of our Commission filings by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, many of our Commission filings are available at the Commission's site on the World Wide Web at "http//www.sec.gov."

         Criticare has filed a Registration Statement on Form S-3 (the "Registration Statement") to register with the Commission the Criticare common stock offered for sale by the Selling Stockholder. This Prospectus is part of that Registration Statement. As allowed by Commission rules, this Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement, which are incorporated herein by reference. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

         The Commission allows us to "incorporate by reference" information in this Prospectus, which means we can disclose important information to you by referring you to another document filed separately with the Commission. The information that we incorporate by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. This Prospectus incorporates by reference the documents set forth below. These documents contain important information about Criticare and its finances.

         (a) Criticare's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

         (b) Criticare's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.


         (c) Criticare's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, as amended by a Form 10-Q/A filed on March 3, 1999.


         (d) The description of Criticare common stock which is contained in Criticare's Registration Statement on Form 8-A filed on July 22, 1987 under the Exchange Act, including all amendments and reports filed for the purpose of updating such description.

         We are also incorporating by reference all additional documents that we file with the Commission between the date of this Prospectus and the termination of the offering.

         We will, without charge, provide you with copies of any of the documents which are incorporated in this Prospectus by reference (other than exhibits to such documents unless we have specifically incorporated those exhibits by reference into this Prospectus). To obtain copies, please write or call Joseph M. Siekierski, Vice President - Finance, Criticare Systems, Inc., 20925 Crossroads Circle, Waukesha, Wisconsin 53186, (414) 798-8282.

         You should rely only on the information contained in this document or other information we referred you to. We have not authorized anyone to provide you with information that is different. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the shares of common stock offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy shares of common stock in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Criticare since the date hereof.

         TABLE OF CONTENTS                     Page

Summary...........................................2

Risk Factors......................................3

Recent Developments...............................5

Use of Proceeds...................................5

Selling Stockholder...............................5

Plan of Distribution..............................5

Experts...........................................6

Legal Matters.....................................6

Where You Can Find More Information...............6




                                 350,000 Shares

                             CRITICARE SYSTEMS, INC.

                                  COMMON STOCK


                                   PROSPECTUS









                                March 3, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses relating to the registration of the shares of common stock being offered hereby, other than underwriting discounts and commissions, will be borne by the Company. Such expenses are estimated to be as follows:


           ITEM                                                                 AMOUNT
           ----                                                                 ------
           Securities and Exchange Commission
           Registration Fee                                                    $   181

           Nasdaq Listing Fees                                                   7,000

           Printing and Engraving Fees                                           1,000

           Legal Fees and Expenses                                               7,500

           Accounting Fees and Expenses                                          1,000

           Miscellaneous Expenses                                                1,500
                                                                               -------

                    Total                                                      $18,181
                                                                               =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's By-Laws provide that the Company shall, to the fullest extent permitted by the Delaware General Corporation Law and other applicable laws, as in effect from time to time, indemnify any person who was or is a party or is threatened to be made a party to any formal or informal threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action brought under federal or state securities laws, rules or regulations (collectively, "Actions"), other than in certain limited circumstances, because he is or was a director or officer of the Company, or because he is or was a director or officer of the Company and is or was serving at the request of the Company as a director, officer, employee, consultant or agent of another corporation or other enterprise or is or was serving at the request of the Company as a fiduciary of an employee benefit plan or as an employee or agent of the Company; provided, however, that no director or officer shall be entitled to indemnification unless, with respect to the conduct that is the subject of the Action, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. This indemnification obligation mirrors the permissive indemnification provided under section 145 of the Delaware General Corporation Law. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made (a) by arbitration; (b) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to the subject Action; (c) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (d) by the affirmative vote of a majority of the shares entitled to vote thereon.

         The Company's Certificate of Incorporation provides that a director will not be personally liable for monetary damages to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of section 174 of the Delaware General Corporation Law or (iv) with respect to any transaction from which the director derived an improper personal benefit.

         Article VI, section 6.01 of the Company's Restated By-Laws provides that a director or officer is not liable to the Company for damages arising out of any action taken or omitted to be taken by such person if he exercised and used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs or took or omitted to take such action in reliance on the advice of the Company's counsel or statements made or information furnished by officers or employees of the Company which he had reasonable grounds to believe were true.

         The indemnification provided as set forth above is not exclusive of any other rights to which a director or an officer of the Company may be entitled.

         The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                                DESCRIPTION
------                                -----------

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to the Registration Statement filed on Form S-1, Registration No. 33-13050).

4.2 By-Laws of the Company (incorporated by reference to the Registration Statement filed on Form S-1, Registration No. 33-13050).

4.3 Specimen Common Stock certificate (incorporated by reference to the Registration Statement filed on Form S-1, Registration No. 33-13050).

4.4 Specimen Convertible Debenture (incorporated by reference to the Registration Statement filed on Form S-3, Registration No. 333-25153).

5* Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c.

23.1              Consent of Deloitte & Touche LLP.

23.2* Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. (included in its opinion filed as Exhibit 5 hereto).


24*               Power of Attorney.


----------------------
* Previously filed.

ITEM 17.  UNDERTAKINGS

         The undersigned Registrant undertakes as follows:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (a)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                           (b)      To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement, and

                           (c)      To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(a) and (b) will not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 and which are incorporated by reference in this Registration Statement.

                  2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukesha, State of Wisconsin, on the 2nd day of March, 1999.

                                       CRITICARE SYSTEMS, INC.

                                       BY          *
                                           ---------------------------
                                           Emil H. Soika, President and
                                           Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                       Title                              Date
---------                                       -----                              ----

                 *                              President and Chief Executive      March 2, 1999
------------------------------------            Officer
            Emil H. Soika

                 *                              Chairman of the Board and          March 2, 1999
------------------------------------            Director
            Karsten Houm

       /s/ Joseph M. Siekierski                 Vice President-Finance and         March 2, 1999
------------------------------------            Secretary (Principal Accounting
        Joseph M. Siekierski                    Officer and Principal Financial
                                                Officer)


                 *                              Director
------------------------------------
            Milton Datsopoulos

                 *                              Director                           March 2, 1999
------------------------------------
           N.C. Joseph Lai

                 *                              Director                           March 2, 1999
------------------------------------
           Gerhard J. Von der Ruhr

   *By /s/ Joseph M. Siekierski
------------------------------------
           Joseph M. Siekierski
           Attorney-in-fact

                                  EXHIBIT INDEX


EXHIBIT                                                                   PAGE
NUMBER           DESCRIPTION                                             NUMBER
------           -----------                                             ------



  23.1        Consent of Deloitte & Touche LLP, Independent Auditors